Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-216284 on Form S-8 of our report dated June 26, 2020, appearing in the Annual Report on Form 11-K of the TechnipFMC Retirement and Savings Plan for the year ended December 31, 2019.

/s/ McConnell & Jones LLP

Houston, Texas
June 26, 2020